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                                                                   EXHIBIT 23(j)




                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 41 to File No. 33-84762; Amendment No. 44 to File No. 811-8648) of WT Mutual Fund of our reports dated August 11, 2006, included in the 2006 Annual Reports to shareholders.



ERNST & YOUNG LLP


Philadelphia, Pennsylvania
October 24, 2006